SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934



(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                         Tultex Corporation

            (Name of Registrant as Specified In Its Charter)

                        Tultex Corporation

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.




( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                                                            Tultex Corporation
(TULTEX LOGO)                                               P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            540-632-2961
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tultex Corporation to be held on Tuesday, April 30, 1996 at 10:00 a.m. at our Customer Service Center in Martinsville, Virginia. Your Board of Directors and management look forward to greeting you personally and discussing the affairs of our Company.

At this year's meeting, we are asking that you (1) elect a Board of Directors
(2) approve a 1996 Stock Incentive Plan (3) approve the 1996 Consolidated Incentive Plan and (4) ratify the appointment of Price Waterhouse LLP as auditors. In addition to this usual business, the officers will present their reports and be available for questions from stockholders.

The two employee incentive programs presented for your approval are designed so that their benefits are not realized by participants until and unless there is significant improvement in the Company's financial results.

THE DIRECTORS BELIEVE THESE PROPOSALS ARE IN THE BEST INTEREST OF ALL OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR EACH OF THEM.

Please send in your proxy card as soon as possible. Thank you for your continued interest and support.
Sincerely,


/s/ John M. Franck                         /s/ Charles W. Davies, Jr.
---------------------                      -------------------------------------
John M. Franck                             Charles W. Davies, Jr.
Chairman of the Board                      President and Chief Executive Officer


March 22, 1996

                                                            Tultex Corporation
(TULTEX LOGO)                                               P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            540-632-2961
Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tultex Corporation will be held at the Company's Customer Service Center, State Route 174, Martinsville, Virginia, on Tuesday, April 30, 1996 at 10:00 a.m. for the following purposes:

1. To elect a Board of Directors, consisting of eight persons, to serve for the ensuing year;
2. To approve the Tultex Corporation 1996 Stock Incentive Plan;
3. To approve the Tultex Corporation 1996 Consolidated Incentive Plan;
4. To ratify the Board of Directors' appointment of Price Waterhouse LLP, independent accountants, as auditors for the Company for fiscal 1996; and
5. To transact such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting. Only holders of Common Stock and Cumulative Convertible Preferred Stock, $7.50 Series B, of record at the close of business on March 8, 1996, are entitled to notice of and to vote on matters to be acted on at the Annual Meeting.

If you are present at the Annual Meeting, you may vote in person even though you have previously delivered your proxy.

By Order of the Board of Directors
Kathy H. Rogers, Secretary
March 22, 1996

                                                            Tultex Corporation
(TULTEX LOGO)                                               P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            540-632-2961
Proxy Statement dated and mailed MARCH 22, 1996
General

Proxies in the form enclosed are solicited by the Board of Directors for the 1996 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, April 30, 1996 at the Company's Customer Service Center, State Route 174, Martinsville, Virginia. Any stockholder giving a proxy may revoke it at any time before it is voted by written notice to the Company, P. O. Box 5191, Martinsville, Virginia 24115, Attention: Kathy H. Rogers, Corporate Secretary, by the execution of a proxy with a later date, or by voting in person the shares represented by the proxy.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company, but no special compensation will be paid to any regular employees for personal solicitation of proxies. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to their beneficial owners.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, for quorum purposes it is present for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. Directors are elected by a plurality of the votes cast by holders of Common Stock and Series B Preferred Stock; the vote required on other matters is disclosed under the caption for such matters. Votes that are withheld and Broker Shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of directors or on other matters.

Ownership of Equity Securities

On March 8, 1996, the date for determining stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 29,824,371 shares of Common Stock and 150,000 shares of Cumulative Convertible Preferred Stock, $7.50 Series B (the "Series B Preferred Stock"). The Common Stock and the Series B Preferred Stock have one vote per share on all matters, including those to be acted on at the Annual Meeting.
                                                                               1

The table below presents certain information as of the Record Date regarding beneficial ownership of shares of Common Stock by all directors and nominees for director, by the Chief Executive Officer and the four next most highly compensated executive officers, by all directors and executive officers as a group, and by owners of 5% or more of the Common Stock. The Series B Preferred Stock is owned by Simon Trust Partnership No. 3 (25%), Herbert Simon Trust No. 3 (25%) and L. G. Sale Corporation, Inc., (50%), respectively.

                                                                    Sole Voting                        Aggregate
                                                                    and Investment                     Percentage
Name                                                                Power (1)           Other (2)      Owned
Charles W. Davies, Jr.............................................       132,261shs.          142shs.     *   %
Lathan M. Ewers, Jr...............................................         5,025            2,400         *
John M. Franck....................................................       792,852          141,233         3.13
Irving M. Groves, Jr..............................................        60,802           44,386         *
H. Richard Hunnicutt, Jr..........................................        35,000               --         *
F. Kenneth Iverson................................................         5,000               --         *
Bruce M. Jacobson (3).............................................         3,500               --         *
B. Alvin Ratliff..................................................        83,767               --         *
O. Randolph Rollins...............................................        63,842          570,925         2.13
Don P. Shook......................................................        69,616           18,200         *
Richard M. Simmons, Jr............................................       182,921              615         *
John J. Smith.....................................................        51,120               47         *
Executive officers and directors as a group (17 persons
  including those named above)....................................     1,598,094          780,648         8.02
Piedmont Company, c/o Piedmont Trust Bank
  P. O. Box 4751, Martinsville, Virginia..........................     2,126,610(4)                       7.13
Pioneering Management Corporation,
  60 Main Street, Boston, Massachusetts...........................     1,918,000(5)                       6.43
Sound Shore Management, Inc. 8 Sound Shore Drive
  Greenwich, Connecticut..........................................     1,772,600(6)            --         5.95

* Less than 1%
(1) Includes shares that may be acquired by certain of the Company's officers within 60 days under the Company's stock option plans.
(2) Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; and (c) held by certain corporations.
(3) Mr. Jacobson is the designee of Simon Trust Partnership No. 3, Herbert Simon Trust No. 3, and L. G. Sale Corporation, Inc., which own 37,500 shares, 37,500 shares and 75,000 shares, respectively, of the Series B Preferred Stock which are convertible into an aggregate of 1,496,260 shares (4.78%) of Common Stock.
(4) As reported in Schedule 13G filed by Piedmont Company dated January 24,
    1996.
(5) As reported in Schedule 13G filed by Pioneering Management Corporation, January 26, 1996.
(6) As reported in Schedule 13G filed by Sound Shore Management, Inc. dated December 31, 1993.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company or written representations from certain reporting persons that no annual statements on Form 5 were required because of late filing, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with.

Election of Directors

Proxies will be voted for the election of eight nominees as directors to serve until the 1997 Annual Meeting of Stockholders. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. All of the nominees are presently members of the Board. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

Name                                                                  Age    Director Since
Charles W. Davies, Jr..............................................   47     1990
Lathan M. Ewers, Jr................................................   54     1993
John M. Franck.....................................................   43     1984
Irving M. Groves, Jr...............................................   67     1978
H. Richard Hunnicutt, Jr...........................................   57     1981
F. Kenneth Iverson.................................................   70     1995
Bruce M. Jacobson..................................................   46     1992
Richard M. Simmons, Jr.............................................   69     1973

Charles W. Davies, Jr. became President and Chief Executive Officer on January 1, 1995, after serving as President and Chief Operating Officer since January 1991, and prior thereto as Executive Vice President since December 1989. Lathan M. Ewers, Jr. has been a partner since 1976 in the law firm of Hunton & Williams, Richmond, Virginia, counsel to the Company.

John M. Franck was Vice President of the Company from 1984 until November 1988, at which time he became President and Chief Operating Officer. Effective January 1, 1991, he became Chairman of the Board of Directors and Chief Executive Officer. He retired as Chief Executive Officer on January 1, 1995, but continues as Chairman.
                                                                               3

Irving M. Groves, Jr. retired as President, Chief Executive Officer and Chairman of the Board of MainStreet BankGroup Incorporated (formerly Piedmont BankGroup), the parent of Piedmont Trust Bank, Martinsville, Virginia in June 1994. Mr. Groves was President of Piedmont Trust Bank, Martinsville, Virginia, from 1973 through December 1993, when he retired from that position. Mr. Groves is a director of Hooker Furniture Corporation, Martinsville, Virginia, a furniture manufacturing firm, and Multitrade Group, Inc., a generator of steam energy.

H. Richard Hunnicutt, Jr. was Chairman and Chief Executive Officer of the Company from November 1988 through December 1990 when he retired. He was President and Chief Operating Officer from 1984 to 1988.

F. Kenneth Iverson was elected a director on January 26, 1995. He was Chairman and Chief Executive Officer of Nucor, Inc., Charlotte, North Carolina, a steel producer since 1984. He retired as Chief Executive Officer on January 1, 1996, but continues as Chairman. Mr. Iverson is a director of Wachovia Corporation, a bank holding company, and Wal-Mart Stores, Inc., a retail mass merchandiser.

Bruce M. Jacobson has been a partner in Katz, Sapper & Miller, Indianapolis, Indiana, certified public accountants, since 1977. In connection with the Company's acquisition of Logo 7, Inc. on January 31, 1992, and the issuance of the Series B Preferred Stock, the Company agreed that so long as the previous shareholders of Logo 7 and their affiliates hold at least 3% of the voting securities of the Company (on a fully-diluted basis), to nominate a designee of such shareholders for election to the Board. Mr. Jacobson is the designee. Richard M. Simmons, Jr. is the retired Chairman of the Board of Virginia

Carolina Freight Lines, Inc., Martinsville, Virginia, a trucking firm. He served as Chairman from 1987 until 1992. He was a consultant to American Furniture Company from 1987 to 1988, and was its President from 1961 to 1987 and its Chairman of the Board from 1974 to 1986. He is a director of MainStreet BankGroup Incorporated (formerly Piedmont BankGroup) and DIMON, Inc. (formerly Dibrell Brothers, Inc.), Danville, Virginia, leaf tobacco processors.

Committees of the Board

The only standing committees of the Board of Directors are the Audit Committee, the Nominating Committee and the Executive Compensation Committee. The Audit Committee reviews with management and the Company's auditors the scope of the annual audit, the results of the audit and the Company's internal accounting and control systems. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board (subject to stockholder ratification) and reviews the auditors' services to the Company and their fees. The Nominating Committee reviews the qualifications of possible candidates recommended by stockholders, provided that stockholder recommendations are submitted in writing addressed to the Secretary of the Company, are accompanied by statements signed by the recommended candidates of their willingness to serve, if elected, and are received not later than 120 days before the date that proxy material is mailed to stockholders for the annual meeting of stockholders at which the recommended candidates, if approved by the Nominating Committee and the incumbent Board of Directors, would be nominated by the Board for election by the stockholders. The Executive Compensation Committee administers the Company's stock option plans and other incentive programs, approves or recommends to the Board changes in compensation for the Chief Executive Officer and approves all Company employee benefit programs.

The members of Committees of the Board are:

Audit Committee -- Irving M. Groves, Jr. and Bruce M. Jacobson
Nominating Committee -- H. Richard Hunnicutt, Jr., F. Kenneth Iverson and John
M. Franck
Executive Compensation Committee -- Lathan M. Ewers, Jr. and Richard M. Simmons, Jr.

The Board of Directors held four meetings during the fiscal year ended December 30, 1995. The Audit Committee held four meetings during the year, the Executive Compensation Committee held two meetings, and the Nominating Committee held two meetings.

Compensation of Directors

Directors of the Company who are not full-time employees are paid a fee of $2,500 for each fiscal quarter. In addition, they are paid $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended which does not occur on the same date as a Board meeting day. They are paid $500 for each Committee meeting attended that does occur on the same day as a Board meeting. Executive Compensation Committee Interlocks and Insider Participation
John M. Franck, Chairman of the Tultex Board, is a director of Piedmont Trust Bank. Irving M. Groves, Jr., a director of Tultex, was President, Chief Executive Officer and Chairman of the Board of MainStreet BankGroup Incorporated (formerly Piedmont BankGroup) until he retired from these positions in June 1994.
                                                                               5

Executive Compensation Committee's Report on Executive Compensation
This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

Two directors comprise the Executive Compensation Committee of the Board of Directors. Neither of these directors serves on the board of the other committee member's company or organization and none of the executive officers of Tultex serve on the board of any committee member's organization. The Committee has access to outside consultants and counsel.

The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation, which consists of a stock option plan approved by shareholders. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company's performance. The Committee surveys other comparable companies and believes that Tultex's current executive compensation generally is in line with comparable companies.

Base Pay. The salary paid to the Company's executives is targeted to be competitive with related industry companies of similar size, taking into account the responsibilities and experience of individual officers. In general, the base salaries are fixed at lower levels to emphasize result-oriented factors reflected in a bonus potential and the value of stock options. The Committee reviews salaries and pay ranges for the named executives, and salaries may be increased based on the Committee's assessment of an individual's performance and contributions to Tultex's goals. All of the Company's executive employees were eligible for 1995 base pay increases, and the Committee recommended an increase in salary to $300,000 per year for Mr. Davies in recognition of his increased responsibilities as Chief Executive Officer, and modest increases for Mr. Ratliff and Mr. Smith, who had been paid at the same annual rate for four years.

Bonus. The Board has approved and the Committee administers an annual incentive bonus plan by which the Company's senior executives may earn cash bonus awards based on corporate return on invested capital. In January 1995, the Committee proposed and the Board approved changes in the incentive bonus plan to reflect earnings the Board at the time believed the Company realistically could be expected to achieve in 1995. Based on the Company's 1995 actual results, these earnings levels were not achieved, and no bonuses were paid for 1995 to the five named executives, except that Mr. Shook's job classification level changed in 1995 which made him eligible for a non-executive activewear management profit sharing award, and Mr. Smith received a reward recognition payment which was not part of a bonus or profit sharing plan.

Long-Term Incentive. Currently, the Company's only method of awarding long-term compensation is its stock option plan. Eleven officers are eligible to receive grants under the stock option plan, including the five named executive officers. (Shareholders are being asked to approve the 1996 Consolidated Incentive Plan which will be an adjunct to the current arrangement, and to approve the 1996 Stock Incentive Plan replacing the 1990 Stock Option Plan to make additional shares available for the grant of stock options and incentive awards.) Options granted under the 1990 Plan normally extend for 10 years, are priced at fair market value on the date of grant, and are intended to provide incentive for future performance rather than reward past performance. Together with base pay and bonuses, the Committee reviews material for comparable companies in determining grants to be made to the named executive officers. In 1995, the Committee recommended and the Board approved options for 7,500 shares for Mr. Davies, 7,500 shares for each of Mr. Ratliff, Mr. Rollins and Mr. Smith, and 1,000 shares for Mr. Shook. The exercise price for all such options is $5 per share, and all expire on May 2, 2000. The options granted to these five officers represent 17.11% of options granted to employees in 1995. 1995 Compensation for the Chief Executive Officer. Charles W. Davies, Jr. was appointed chief executive officer effective January 1, 1995. In recognition of his increased responsibilities, Mr. Davies' annual salary was increased to $300,000 effective January 1, 1995. In setting Mr. Davies' base salary, the Committee compared his salary to the salaries of other chief executive officers in the Company's peer group, including those included in the performance graph, and his increased responsibilities effective January 1, 1995. Mr. Davies currently is being paid at the same annual rate in 1996. In 1995, Mr. Davies was eligible to participate in the same bonus and long-term executive compensation plans as the other named executives. The Committee's approach to setting Mr. Davies' target annual compensation is to set a compensation level commensurate with his responsibilities and the objectives of his position that would be competitive with other textile and apparel companies of comparable size.

EXECUTIVE COMPENSATION COMMITTEE

Lathan M. Ewers, Jr.
Richard M. Simmons, Jr.
Dated: March 22, 1996
                                                                               7

Executive Compensation

The following table presents information relating to total compensation of the Chief Executive Officer and the four next most highly compensated executive officers of the Company during the fiscal year ended December 30, 1995.

SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                                Compensation
                                                                                Awards
                                                                                Securities
Annual Compensation                                                             Underlying
Name and                                                        Other Annual    Options         All Other
Principal Position                Year    Salary      Bonus     Compensation    (shares)        Compensation
Charles W. Davies, Jr.            1995     300,000        --           --            7,500            --
President and                     1994     246,541        --           --           30,000            --
Chief Executive Officer           1993     245,834        --           --          165,000
O. Randolph Rollins               1995     200,004        --        7,992(1)         7,500            --
Executive Vice President          1994      50,001(1)     --           --           50,000
and General Counsel               1993          --        --           --               --
B. Alvin Ratliff                  1995     172,800        --           --            7,500           288
Vice President, Sourcing,         1994     163,800        --           --           10,000            --
Contract, and Strategic           1993     172,800        --           --           23,000            --
Planning
Don P. Shook                      1995     144,000    10,000        6,591(2)         1,000           936(4)
Vice President,                   1994     144,000     5,543           --           12,500           936
Administration                    1993     144,000        --           --           18,000           936
John J. Smith                     1995     156,400     2,817           --            7,500            --
Vice President,                   1994     146,400     5,635           --           10,000            --
Customer Services                 1993     146,400     1,860(3)        --            8,000            --

(1) Mr. Rollins became a full-time employee on October 1, 1994, and salary paid in 1994 reflects partial year compensation at the annual rate of $200,000 per year. In connection with his employment, Mr. Rollins was paid $7,007 in relocation reimbursements, and $985 in COBRA insurance premiums to continue health insurance with his former employer.
(2) In 1995, Mr. Shook's job classification level was changed, making him eligible under a profit sharing plan for non-executive activewear management.
(3) Country club dues and fees used for entertaining customers when Mr. Smith was Vice President of Sales/Marketing.
(4) Payment of excess life insurance premiums.

                                                                               8

The following tables present information concerning stock options granted to the Chief Executive Officer and the four next most highly compensated executive officers of the Company and exercises of options by such persons.

                       OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants                                                                                Potential
                                                     % of                                        Realizable Value
                                                     Total                                       at
                                     Number of       Options                                     Assumed Annual
                                     Securities      Granted                                     Rates of Stock
                                     Underlying      to                                          Price
                                     Options         Employees    Exercise                       Appreciation
                                     Granted         in Fiscal    or Base     Expiration         for Option Term
Name                                 (shares)        Year         Price       Date               5%        10%
Charles W. Davies, Jr.............      7,500           4.14        5.00          5/02/00         10,361    22,894
O. Randolph Rollins...............      7,500           4.14        5.00          5/02/00         10,361    22,894
B. Alvin Ratliff..................      7,500           4.14        5.00          5/02/00         10,361    22,894
Don P. Shook......................      1,000           0.55        5.00          5/02/00          1,381     3,053
John J. Smith.....................      7,500           4.14        5.00          5/02/00         10,361    22,894

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                              Number of Unexercised         Value of Unexercised
                                                              Options at FY-End (shares)    In-the-Money Options at
                                 Shares Acquired   Value                                    FY-End
             Name                on Exercise       Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
Charles W. Davies, Jr..........           --             --      82,500         150,000             --            --
O. Randolph Rollins............           --             --       7,500          50,000             --            --
B. Alvin Ratliff...............           --             --      55,500              --             --            --
Don P. Shook...................           --             --      46,500              --             --            --
John J. Smith..................           --             --      40,500              --             --            --

                                                                               9

Retirement Plan. The Company maintains for the benefit of its eligible employees a defined benefit pension plan qualified under section 401(a) of the Internal Revenue Code. The following table illustrates annual retirement benefits payable under the plan at the indicated Final Average Compensation and Credited Service levels, assuming retirement at age 65 in 1996:

                               PENSION PLAN TABLE

                                            Annual Retirement Benefits Payable for Credited Service of
Final Average Earnings                      10 years         20 years         30 years          40 years
$100,000.................................   $ 10,380         $ 20,760         $  31,140         $  36,140
 150,000.................................     16,380           32,760            49,140            56,640
 200,000.................................     22,380           44,760            67,140            77,140
 250,000.................................     28,380           56,760            85,140            97,640
 300,000.................................     34,380           68,760           103,140           118,140

Benefits are paid to plan participants based on their final average compensation (as limited according to federal tax laws), years of credited service with the Company, and the amount of covered compensation (as determined by Social Security). Benefits under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts. Under current federal tax law, in 1995 compensation in excess of $150,000 may not be taken into account for purposes of accruing benefits under the Retirement Plan.

The number of credited years of service for each person named in the Summary Compensation Table are as follows: Charles W. Davies, Jr. -- 19 years, O. Randolph Rollins -- 1 year, B. Alvin Ratliff -- 27 years, John J. Smith -- 11 years, and Don P. Shook -- 20 years.

The Company maintains a supplemental benefit plan to provide key management personnel who have satisfied the eligibility requirements with supplemental retirement benefits, including a retirement benefit which, when aggregated with the benefit available under the retirement plan, is equivalent to 50% of their final average earnings for 30 years of service.1 The eligibility requirements include being 100% vested under the retirement plan. The majority of this benefit will be funded through the retirement plan, with the balance being funded by the Company through a supplemental nonqualified program which is funded through the purchase of life insurance policies on each covered individual. Benefits under the supplemental benefit plan are fully vested after five years of service. The estimated annual benefits under the supplemental benefit plan for each officer named in the Summary Compensation Table as of December 30, 1995 are as follows: O. Randolph Rollins -- $0, Charles W. Davies, Jr. -- $48,027, B. Alvin Ratliff -- $54,896, John J. Smith -- $15,660 and Don P.
Shook -- $34,005.

Employment Contracts and Employment Continuity Agreements
The Company has entered into employment continuity agreements with Charles W. Davies, Jr., O. Randolph Rollins, B. Alvin Ratliff, John J. Smith, and Don P. Shook, which provide for their continued employment in the event of a change in control of the Company and the payment of compensation and benefits if their employment is terminated following a change in control. The Board of Directors believes that these

1 N.B. The Plan actually provides an accrual of 1.66% per year for up to 40 years of service.

agreements will enable key employees to conduct the Company's business with less concern for personal economic risk when faced with a possible change in control. The Board believes the agreements also should enhance the Company's ability to attract new key executives as needed.

The agreements define "change in control" as occurring when a person becomes the owner of 20% or more of the Company's voting securities or when there is a change in a majority of the members of the Board of Directors, direct or indirect, as a result of a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors or a combination of such transactions. Upon a change in control, the Company agrees to continue the employee's employment with responsibilities, compensation and benefits identical to or greater than those prior to the change in control until the earlier of the third anniversary following the change in control or the employee's normal retirement date. If employment is terminated without cause by the Company during this period, or if the employee voluntarily terminates employment within six months after receiving lesser responsibilities, compensation or benefits or after being relocated without his consent, and the employee has made an offer to work that has been rejected by the Company, the Company must pay the employee compensation as follows: (i) three times the employee's annual base salary as of his termination date, (ii) three times the employee's average incentive bonus payable for the two fiscal years prior to the termination date, (iii) cash or property due as a result of exercise of stock options, and (iv) amounts the employee is entitled to receive under the Company's tax-qualified benefit plans and, at the employee's expense, health care coverage under welfare plans. This compensation will be reduced, if necessary, to assure that any payments would not be "excess parachute payments" under the Internal Revenue Code, which imposes significant penalties on payments under such severance agreements which equal or exceed 300% of an employee's average annual compensation during the five most recent taxable years ending prior to a change in control. The Company must pay all legal fees and expenses incurred by the employee in seeking to obtain these benefits. All agreements continue in effect from year to year unless the Company notifies the employee before an anniversary date that the agreement will terminate. The Company has entered into similar agreements with other members of management.

Certain Relationships and Related Transactions

During fiscal 1995, Piedmont Trust Bank performed routine banking services for the Company. John M. Franck is one of the 13 current members of the Board of Directors of Piedmont Trust Bank. Piedmont Trust Bank is a subsidiary of MainStreet BankGroup Incorporated (formerly Piedmont BankGroup). Richard M. Simmons, Jr. is one of the 12 current members of the Board of Directors of MainStreet BankGroup.

Wachovia Bank, of which F. Kenneth Iverson is a director, served as the Company's transfer agent until September 1995. During 1995, Tultex paid Wachovia Bank $21,130 for these services.

Multitrade Group, Inc., of which Irving M. Groves, Jr., director of the Company, is a shareholder and director, provided the Company with steam energy in fiscal 1995 for which it was paid $4,831,658.

The Company believes that the terms of the transactions described above are comparable to terms available for similar transactions with entities unaffiliated with its officers and directors.

Lathan M. Ewers, Jr. is a partner in the law firm of Hunton & Williams, counsel
to the Company.                                                               11

Performance of Company's Common Stock

The following graph compares the performance of the Company's Common Stock to
(1) the Standard & Poor 500 Index and (2) a Peer Group Index for the Company's last five fiscal years. The Company's Peer Group consists of Oneita Industries, Inc., Russell Corporation, Signal Apparel Co., Techknits, Inc. and Tultex Corporation. The graph assumes that $100 was initially invested on December 31, 1990 in the Company's Common Stock and in each index and that all dividends were reinvested.
                            Comparison of Five Year
                         Cumulative Shareholder Return

            (Comparison Chart appears here. Plot points are below)

                                             1990       1991       1992       1993       1994       1995
Tultex                                       $100.00    $ 88.00    $115.13    $ 95.58    $ 67.17    $ 56.84
S&P 500                                       100.00     130.47     140.41     154.56     156.60     215.45
Peer Group                                    100.00     147.24     137.23     116.56     125.50     110.56

Proposal to Approve the Tultex Corporation Stock Incentive Plan

In 1991, shareholders adopted the Tultex Corporation 1990 Stock Option Plan initially covering 700,000 shares of Common Stock (increased to 1,200,000 shares by shareholders in 1994). Options with respect to 1,172,800 shares have been granted under the 1990 Plan, and the Company's Board of Directors has approved, subject to the approval of shareholders, adoption of the 1996 Stock Incentive Plan (the "1996 Plan") covering 700,000 shares of Common Stock. The 1996 Plan will make shares available for stock options and other awards, since only 27,200 shares remain available for grant under the 1990 Plan. Unlike the 1990 Plan, the 1996 Stock Incentive Plan contains a 3% replenishment provision which increases the number of shares of Common Stock authorized for issuance by 3% of the increase in Tultex Corporation's outstanding shares from year to year starting in fiscal 1997, up to a maximum of 750,000. Approval of the 1996 Plan requires the affirmative vote of a majority of the shares of Common Stock and Series B Preferred Stock (voting together) voted at the Annual Meeting.

The Board of Directors believes that the 1996 Plan will benefit the Company by
(i) assisting it in recruiting and retaining officers and key employees with ability and initiative, (ii) providing greater incentive for officers and key employees and (iii) aligning the interests of employees with those of the Company and its stockholders through opportunities for increased stock ownership. Proceeds from the sale of Common Stock issued under the 1996 Plan will be used for general corporate purposes. On March 12, 1996, the last sale price of the Common Stock on the New York Stock Exchange was 4.375.

The Executive Compensation Committee of the Board of Directors will administer the 1996 Plan. The Committee will select employees who will be granted stock options. No person may participate in the 1996 Plan while he is a member of the Compensation Committee.

Generally, awards may be granted only to employees of Tultex Corporation or its subsidiaries. It is not possible at this time to determine who may be selected to receive grants of awards under the 1996 Plan or the number of awards to any individual. Such determinations will be made on the basis of duties, responsibilities, ability to affect profitability, and present and future contributions of individuals to the success of Tultex Corporation. Because grants of awards under the 1996 Plan are solely at the discretion of the Committee and the 1996 Plan provides for different types of awards, the benefits to those executive officers listed in the Summary Compensation Table, or any other person, cannot be determined. Shares subject to options and related Stock Appreciation rights (SARs) which lapse without having been exercised, or Performance Share awards which are forfeited, will become available for new grants under the 1996 Plan. To the extent that SARs are exercised and the corresponding option cancelled, the shares subject to the option will be charged against the maximum number of shares authorized under the 1996 Plan at the time such option was granted.

Options may be granted as incentive stock options (ISOs) intended to qualify for favorable tax treatment under Federal tax law or as nonqualified stock options (NQSOs). SARs may be granted with respect to any options granted under the Plan and may be exercised only when the underlying option is exercisable. An SAR permits the holder to surrender an option or any portion thereof and receive in exchange shares of Common Stock, cash or a combination of shares and costs, with an aggregate value equal to the excess of the fair market value of one share of Common Stock with respect to which such SAR has been exercised over the exercise price specified in the option multiplied by the number of shares covered by the
                                                                              13
option or portion thereof which is to be exercised. The 1996 Plan requires that the exercise price of all options and SARs be equal to or greater than the fair market value of Tultex Common Stock on the date of grant of that option. The term of any ISO or related SAR cannot exceed 10 years from date of grant.

The exercise price of an option may be paid in cash, in shares of Common Stock owned by the optionee for six months or longer, with a combination of cash and shares, or by effecting a "cashless exercise," or by payment of other consideration approved by the Committee. A "cashless exercise" is a technique which allows the optionee to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or broker loan. The "cashless exercise" technique does not increase the compensation that the option provides; the optionee receives the same economic benefit as he or she would upon exercise of an SAR issued in tandem with the option. At the Committee's discretion, options may be exercised by delivery of a note payable over not more than five years.

In the case of a "change in control," options may become fully exercisable as to all optioned shares from and after the date of such "change in control" in the discretion of the Committee or as may otherwise be provided in the grantee's option agreement. Generally, death, retirement, or disability will not result in the cancellation of options or awards. The Committee may accelerate the date or dates at which options or awards are exercisable.

The Committee may grant shares of Common Stock to participants as Restricted Stock. (Restricted Stock is stock where full ownership rights vest in participants periodically in accordance with the terms of the award.) Restricted Stock may not be sold, assigned, transferred, pledged, or encumbered during a "Restricted Period" which will be not less than one year from the date of grant. Except for such restrictions, the employee has all rights of a stockholder including the right to vote and to receive dividends.

If employment is terminated prior to the lapse of all restrictions, Restricted Stock will be forfeited, but the Committee may limit the effect of forfeiture. At the end of the Restricted Period, Restricted Stock is transferred to the employee free of restrictions. In the case of a "change in control," an employee may receive Restricted Stock free of restrictions in the discretion of the Committee or as may otherwise be provided in the Restricted Stock award.

The Committee may make awards of Common Stock to be earned on the basis of the Company's performance in relation to established performance measures for a specific performance period as Performance Shares. Such measures may include return on assets, earnings per share, return on stockholders' equity, or return to stockholders. Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the relevant performance period.

Performance Shares may be paid in cash, shares of Common Stock or shares of Restricted Stock. An employee must be employed at the end of the performance period to receive Performance Shares, but if an employee's employment is terminated by death, disability, retirement, or other reason approved by the Committee, the Committee may limit the effect of forfeiture. In the case of a "change in control," an employee may receive Performance Shares in the discretion of the Committee or as may otherwise be provided in the applicable Performance Share award.

The Board of Directors may amend the 1996 Plan, but no such amendment shall, without approval of stockholders: (i) increase the number of shares available for the granting of awards; (ii) change the class of persons eligible to receive options or awards; or (iii) extend the period during which awards may be granted or exercised.

There are no federal tax consequences either to the optionee or to the Company involved in the grant of an ISO or a NQSO. Upon the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of a NQSO, the date-of-exercise fair market value of the shares acquired in excess of the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for Tultex Corporation.

The Board of Directors Unanimously Recommends a Vote "FOR" the Stock Incentive Plan.

Proposal to Approve Tultex Corporation Consolidated Incentive Plan

The Board of Directors adopted the Tultex 1996 Corporation Consolidated Incentive Plan (the "CIP") on January 23, 1996, subject to shareholder approval of the CIP. The CIP is designed to provide a performance-based incentive for employees of the Company who are in a position to contribute materially to the success of the Company and its subsidiaries. A portion of the awards will be made as restricted stock bonuses to certain level employees. Shareholder approval of the CIP is being sought to make the "safe harbor" provisions of Rule 16b-3 under the Securities Exchange Act of 1934 available to participants. Approval of the CIP requires the affirmative vote of a majority of the shares of Common Stock and Series B Preferred Stock (voting together) voted at the Annual Meeting. A maximum of 500,000 shares of Common Stock will be issued as restricted stock bonuses under the CIP.

The CIP consolidates and replaces several existing incentive programs with a combined program that includes well-defined cash award triggers based on both corporate-wide and operational goals. The CIP was approved by the Directors following a year-long study with the assistance of William M. Mercer Company. Implementation of the CIP and establishment of realistic performance goals should eliminate confusion with respect to the Company's incentive pay arrangements, be more objective, and better align the interests of participants and shareholders.

Significantly, and as discussed below, awards under the CIP are keyed to substantial improvement in the Company's financial performance, as reflected by the fact that if the CIP had been in effect in 1995, no awards would have been paid under the CIP. The CIP's initial performance thresholds would have required per share earnings in 1995 of $0.24 for a minimum award.
                                                                              15

The CIP will be administered by the Executive Compensation Committee of the Board of Directors. Full-time salaried employees of the Company and its subsidiaries in salary grade 10 or higher are eligible for an award under the CIP. For 1996, the CIP will have as a Primary Goal the Company's return on assets on an earnings before interest and taxes basis ("ROA (EBIT)"), less accounts payables and excluding extraordinary and other items approved by the Executive Compensation Committee. The CIP has as a Secondary Goal for 1996 of either improvement in Operating Cycle or reduction in Selling, General and Administrative Expenses as a percentage of sales. Three employee groups -- activewear employees, licensed apparel employees and employees with a salary level of 40 or higher (executive officers) all will have the same weighting for the Primary Goal ( 2/3 of the award) and different weightings for the Secondary Goals, as shown in the table below. There are currently 514, 113 and 15 employees in each group, respectively. The Committee may change the weightings of Employee Groups from time to time and the performance standards themselves. The following chart reflects the initial weightings of the Primary and Secondary Goals by Employee Group.

                                                                         Operating Cycle        SG&A as % of Sales
                                                     ROA (EBIT)          (Activewear & Level    (Licensed Apparel &
Employee Group                                       (Corporate Wide)    40 Executives)         Level 40 Executives)
All Level 40 Executives...........................      2/3 weight            1/6 weight             1/6 weight
Licensed Apparel Employees........................      2/3 weight                   N/A             1/3 weight
Activewear Employees..............................      2/3 weight            1/3 weight                    N/A

To illustrate the foregoing table, activewear employees will receive an award 2/3 of whose weight is based on ROA (EBIT) (the Primary Goal) and 1/3 based on improvement in the Company's Operating Cycle (the Secondary Goal). In contrast, licensed apparel employees will receive an award 2/3 of whose weight is based on ROA (EBIT) (the Primary Goal) and 1/3 based on reduction of Selling, General and Administrative Expense as a percentage of sales (the Secondary Goal). The reason for the differentiation between the two groups' Secondary Goals is attributable to the Board of Directors' perception that improvement in Operating Cycle (the number of days between the purchase of raw material for a garment and completion of sale of the garment) is a better measure for improvement of the Company's activewear business, while a reduction in Selling, General and Administrative Expense as a percentage of sales is a better measure of improvement in the Company's licensed apparel business. Each of the Secondary Goals are given equal weight for executive officers, reflecting their responsibility for results of the combined enterprise.

In addition to being the most heavily weighted performance measure, an established minimum or threshold level of ROA (EBIT) must be reached for any award to be paid under the CIP, whether attributable to Primary or Secondary Goals.

The CIP establishes cash award opportunities as a percentage of base salary for employees at various salary grades based upon the attainment of Primary and Secondary Goals. Separate award levels are established for the Chief Executive Officer. The following table reflects the initial 1996 cash award opportunity percentages at various achievement levels based on employee salary grades. CIP awards will be prorated for performance between stated goal levels.

                     Cash Award Opportunity
                     as % of Base Salary
Employee             Good          Budget       Exceptional
Salary Grade         (Minimum)     (Target)     (Maximum)
40's -- CEO               5%          35%            70%
     -- Others            4%          25%            50%
30's -- All               3%          15%            30%
20's -- All             2.5%          10%            20%
10's -- All               2%           5%            10%

The Committee will establish goal ranges each Plan Year with respect to budgeted or targeted Primary and Secondary Goals.

Based upon the budget for 1996 and the targeted Secondary Goals established by the Committee for 1996, the following Primary and Secondary Goals were established at various achievement levels for 1996.

1996 Consolidated Incentive Plan Performance Goals
                                                                             Good         Budget      Exceptional
                                                                             (Minimum)    (Target)    (Maximum)
Primary Goal:
  ROA (EBIT)..............................................................        7.9%       11.3%         14.7%
Secondary Goals:
  Operating Cycle
     (Activewear employees and
     Level 40 Executives).................................................    226 days    206 days      185 days
  SG&A as % Sales
     (Licensed Apparel employees and Level 40
     Executives)..........................................................       25.2%       22.9%         20.6%

The Primary and Secondary Goals established under the Plan and the weightings of Performance Goals applicable to various Employee Groups and the level of cash award opportunities as a percentage of base salary at various employee salary grades have been established at the initial levels indicated above.

In addition to cash awards based upon the applicable cash award opportunity and the achievement of the Performance Goals described above, CIP participants at salary grades of 30 or higher are also eligible for Restricted Stock awards based on the amount of their cash award for the Plan Year. Basically, such participants will receive an additional award of Restricted Stock equal to the number of shares whose market value at time of award is equal to 25% of the cash award for the Plan Year. Restricted Stock awards vest 20% per year commencing the year next following receipt of an award. Participants who receive Restricted Stock awards will be entitled to vote such shares and receive any dividends paid thereon. The CIP provides for accelerated vesting in the case of a change in control, death, disability, normal retirement or other circumstances determined by the Committee.

Set forth below is a summary of incentive awards paid by the Company from 1992 through 1995. 1995 bonuses paid under the plans the CIP will replace were generally paid to non-executive level employees.

                                                                                                 Projected
                                                       1992          1993          1994          1995
Business Unit                                          Payments      Payments      Payments      Payments
Activewear..........................................   $1,945,000    $  307,000    $  591,000    $  700,000
Licensed Apparel....................................    2,091,000     2,543,000       939,000       546,000
                                                       $4,036,000    $2,850,000    $1,530,000    $1,246,000
Total Outstanding Shares............................        28.9M         29.1M         29.8M         29.8M
Cost Per Share (After Tax)..........................   8.7(cents)    6.1(cents)    3.2(cents)    2.6(cents)

At minimum target and maximum payout rates, based on the Primary and Secondary Goals for 1996 and the weightings by Employee Group, cash payouts under the CIP are estimated to range between $631,878 if the minimum target is achieved and $4,863,873 if all goals equal or exceed the maximum. This does not include the value of any Restricted Stock awards.

Set forth below is a chart reflecting the dollar value of the cash and restricted stock awards that would have been received by CIP participants if the CIP had been in place in 1995 at the proposed 1996 cash award opportunity levels and based on the proposed Performance Goals assuming good, budgeted, and exceptional performance.

                                 Performance Level
                                 Good                         Budget                       Exceptional
                                               Restricted                   Restricted                   Restricted
Name and Position                Cash Award    Stock Award    Cash Award    Stock Award    Cash Award    Stock Award
Charles W. Davies, Jr., CEO....      $0            $ 0            $0            $ 0            $0            $ 0
O. Randolph Rollins............       0              0             0              0             0              0
B. Alvin Ratliff...............       0              0             0              0             0              0
Don P. Shook...................       0              0             0              0             0              0
John J. Smith..................       0              0             0              0             0              0
Level 40 Executives (15).......       0              0             0              0             0              0

The CIP is effective for 10 years unless terminated earlier by the Board of Directors. The Board of Directors may amend the CIP but any such amendment that is anticipated to materially increase the cost of the CIP to the Company will be submitted for approval by the shareholders.

CIP participants will generally be taxed on a CIP cash award when paid. Amounts deferred under the CIP will be taxed when paid or otherwise constructively received. Restricted stock awards will not be taxable upon receipt but will be taxable as the award vests based upon the fair market value of the applicable percentage of such shares on the vesting date. The Company will establish rules to comply with all applicable taxes and withholding requirements with respect to income and employment taxes pertaining to CIP awards. The Company usually will be entitled to a business expense deduction at the time and in the amount that a Participant of an award recognizes ordinary compensation income in connection therewith.

The Board of Directors Unanimously Recommends a Vote "FOR" the 1996 Consolidated Incentive Plan.

Ratification of Appointment of Auditors

The Board of Directors has appointed Price Waterhouse LLP, independent certified public accountants, to examine the financial statements of the Company for the fiscal year ending December 28, 1996. Shareholders will be asked to ratify this appointment at the Annual Meeting. Ratification of Price Waterhouse LLP requires the affirmative vote of a majority of Common Stock and Series B Preferred Stock (voting together) voted at the Annual Meeting. Price Waterhouse LLP has been the Company's independent accountants since 1971.

Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends a Vote "FOR" Ratification of Price Waterhouse LLP as Auditors.

Stockholder Proposals

Stockholders having proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Directors' proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive offices in Martinsville, Virginia, not later than November 15, 1996. To be so included, all such submissions must comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the Board of Directors directs the close attention of interested stockholders to that Rule.

Other Matters

As of the date of this Proxy Statement, the Board of Directors knows of no matter to come before the meeting other than those stated in the notice of the meeting. As to other matters, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the persons named therein.

The Corporation will provide promptly, upon request and without charge, a copy of the full text of the 1996 Stock Incentive Plan and the 1996 Consolidated Incentive Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to Kathy H. Rogers, Secretary, Tultex Corporation, P.O. Box 5191, Martinsville, Virginia 24115.
                                                                              19

We hope that you will be able to attend this meeting in person, but if you cannot be present, please execute the enclosed proxy and return it in the accompanying envelope (no postage required) as promptly as possible. Your stock will be voted in accordance with the instructions you give on the proxy, and in the absence of any such instructions will be voted FOR election of directors, FOR the 1996 Stock Incentive Plan, FOR the 1996 Consolidated Incentive Plan and FOR the ratification of appointment of auditors, as described herein.

Kathy H. Rogers
Secretary

Martinsville, Virginia
March 22, 1996








































                                                                             20